Exhibit 12

Intervest Bancshares Corporation and Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

	For the Year Ended December 31, 2006
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings before income taxes (1)	$41,484	$118	$5,813
Fixed charges, excluding interest on deposits (2)	12,666	4,910	7,197

Earnings before income taxes and fixed charges, excluding interest on deposits	54,150	5,028	13,010
Interest on deposits	65,631	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$119,781	$5,028	$13,010

Earnings to fixed charges ratios:
Excluding interest on deposits	4.28 x	1.02 x	1.81 x
Including interest on deposits	1.53 x	1.02 x	1.81 x

	For the Year Ended December 31, 2005
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings before income taxes (1)	$32,250	$112	$5,745
Fixed charges, excluding interest on deposits (2)	12,528	5,003	7,370

Earnings before income taxes and fixed charges, excluding interest on deposits	44,778	5,115	13,115
Interest on deposits	44,919	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$89,697	$5,115	$13,115

Earnings to fixed charges ratios:
Excluding interest on deposits	3.57 x	1.02 x	1.78 x
Including interest on deposits	1.56 x	1.02 x	1.78 x

	For the Year Ended December 31, 2004
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings (loss) before income taxes (1)	$20,229	$107	$4,379
Fixed charges, excluding interest on deposits (2)	12,353	4,351	7,945

Earnings before income taxes and fixed charges, excluding interest on deposits	32,582	4,458	12,324
Interest on deposits	26,330	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$58,912	$4,458	$12,324

Earnings to fixed charges ratios:
Excluding interest on deposits	2.64 x	1.02 x	1.55 x
Including interest on deposits	1.52 x	1.02 x	1.55 x

(1)	Intervest Bancshares Corporation’s earnings before income taxes includes dividends received from subsidiaries for purposes of this calculation.
(2)	Fixed charges represent interest on debentures and other short-term borrowings and amortization of debenture offering costs.